UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 9th day of October, 2001

InternetStudios.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27363
(Commission File Number)

13-4009696
(IRS Employer Identification No.)

1351 4th Street, Suite 227, Santa Monica, CA 90401
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (310) 394-4025

Item 4. Changes in Registrant's Certifying Accountant

In September, 2001, InternetStudios.com, Inc. decided to engage new auditors as its independent accountants to audit its financial statements. InternetStudios' board of directors approved the change of accountants from Grant Thornton LLP to Labonte & Co., Chartered Accountants on October 9, 2001.

During InternetStudios' most recent fiscal year, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Grant Thornton LLP for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals.

InternetStudios will provide Grant Thornton LLP with a copy of this Current Report on Form 8-K immediately after it is filed with the SEC, and will request that Grant Thornton LLP furnish InternetStudios with a letter addressed to the SEC stating whether Grant Thornton LLP agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which Grant Thornton LLP does not agree.

InternetStudios has engaged the firm of Labonte & Co., Chartered Accounts as of October 9, 2001. Labonte & Co., Chartered Accountants was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on InternetStudios' financial statements.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

Letter from Grant Thornton LLP to the Securities and Exchange Commission (to be attached as an exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InternetStudios.com, Inc.

Date: October 16, 2001

/s/ Mark Rutledge
Mark Rutledge, Secretary and Director